ENVIRONMENTAL LABORATORY ANALYSIS
                                      1996


Sabine Mining Company                                          $185,270
Dolet Hills Mining Venture                                       84,972
CK and Associates                                                 7,860
General Electric                                                  2,937
Colton Environmental                                                735
Knoll Pharmacueticals                                               630
Miscellaneous (less than $500)                                    1,616

     TOTAL                                                     $284,020